EXHIBIT 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

WILMINGTON TRUST COMPANY
(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices)

Cynthia L. Corliss
Vice President and Trust Counsel
Wilmington Trust Company
Rodney Square North
Wilmington, Delaware 19890
(302) 651-8516
(Name, address, including zip code, and telephone number, including area code, of agent of service)

First Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1298503
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

34 Broad Street
Charlestown, South Carolina 29401
Telephone: 843-529-5800
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

7% Junior Subordinated Deferrable Interest Debt Securities due April 6, 2034, Series B
(Title of the Indenture Securities)

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ITEM 1.         GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
	Federal Deposit Insurance Co. Five Penn Center Suite #2901 Philadelphia, PA	State Bank Commissioner Dover, Delaware
(b)	Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers.

ITEM 2.         AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 16.        LIST OF EXHIBITS.

List below all exhibits filed as part of this Statement of Eligibility and Qualification.
A.	Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
B.	Copy of By-Laws of Wilmington Trust Company.
C.	Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
D.	Copy of most recent Report of Condition of Wilmington Trust Company.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 1st day of July, 2004.

WILMINGTON TRUST COMPANY
[SEAL]
Attest:	/s/ K. Long	By:	Denise M. Geran
	Assistant Secretary	Name:	Denise M. Geran
		Title:	Vice President

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